Exhibit 10.4

EXECUTION VERSION

VOTING AGREEMENT

This VOTING AGREEMENT, dated as of June 30, 2016 (this “Agreement”), is made and entered into by and among Starz, a Delaware corporation (the “Company”), Lions Gate Entertainment Corp., a corporation organized and existing under the laws of British Columbia (“Parent”) and each of the stockholders of Parent that are listed on Schedule A hereto (each a “Stockholder” and collectively, the “Stockholders”).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, the Company and Orion Arm Acquisition Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Original Merger Agreement” and, as the same may be amended or supplemented, the “Merger Agreement”; capitalized terms used but not defined in this Agreement shall have the meanings set forth in the Merger Agreement), that provides, among other things, for the merger of Merger Sub with and into the Company (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement, with the Company continuing as the surviving corporation in the Merger as a wholly owned subsidiary of Parent;

WHEREAS, the Stockholders are the record or beneficial owners of, and, subject to the Standstill Agreement (as defined below), have sole voting power over, the number of shares of Parent Common Stock set forth opposite each such Stockholder’s name on Schedule A (such shares of Parent Common Stock, the “Original Shares”, and together with any New Shares (as defined below), the “Subject Shares”);

WHEREAS, in connection with the Merger, Parent will hold the Parent Stockholders’ Meeting to approve (i) the Parent Common Stock Reorganization, (ii) the Parent Common Stock Exchange and (iii) the issuance of Parent Common Stock to holders of shares of Company Common Stock as part of the Merger Consideration (the “Merger Consideration Issuance”);

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent and Merger Sub are entering into a Stock Exchange Agreement, dated as of June 30, 2016, with the stockholders listed on Schedule I thereto (as the same may be amended or supplemented, the “Exchange Agreement”), that provides, among other things, for (i) the transfer of the Starz Exchange Shares (as defined therein) from such stockholders to Parent in exchange for the Lionsgate Exchange Consideration (as defined therein) and (ii) the issuance of the Lionsgate Exchange Shares as part of the Lionsgate Exchange Consideration (the “Exchange Stock Issuance”), in each case subject to the terms and conditions of the Exchange Agreement; and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, the Company has requested that the Stockholders enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, each party hereto agrees as follows:

SECTION 1.  Representations and Warranties of the Stockholder. Each Stockholder hereby represents and warrants to the Company, severally and not jointly and severally, solely with respect to itself, as follows:

(a)          Organization; Authority; Execution and Delivery; Enforceability. (i) Such Stockholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, if applicable, and (ii) the execution and delivery of this Agreement by such Stockholder, and the performance by such Stockholder of its obligations under this Agreement, have been duly authorized by all necessary corporate or similar action on the part of such Stockholder, as applicable. Such Stockholder has all requisite corporate, company, partnership or other power and authority to execute and deliver this Agreement (and each Person executing this Agreement on behalf of such Stockholder has full power, authority and capacity to execute and deliver this Agreement on behalf of such Stockholder and to thereby bind such Stockholder) and to perform its obligations hereunder. This Agreement has been duly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity.

(b)          Ownership. Such Stockholder is the record or beneficial owner of the number of Original Shares set forth opposite such Stockholder’s name on Schedule A, and such Stockholder’s Original Shares constitute all of the shares of Parent Common Stock owned by such Stockholder. Such Stockholder has the power to vote, or direct the voting of, all of the Original Shares owned by it, and none of such Stockholder’s Original Shares are subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Stockholder’s Original Shares, except (x) as set forth in Sections 3 and 4 of this Agreement, (y) pursuant to the Voting and Standstill Agreement, dated as of November 10, 2015, among Parent, the Liberty Stockholder, Discovery Lightning Investments Ltd., John C. Malone, MHR Fund Management, LLC, Liberty Parent, Discovery Communications, Inc. and the Mammoth Funds (as defined therein) (the “Standstill Agreement”) and (z) in connection with any Hedging Transaction or Financing Transaction (each as defined in the Standstill Agreement). Such Stockholder does not own (1) any shares of capital stock of Parent other than the Original Shares or (2) any option, warrant, call or other right to acquire or receive capital stock or other equity or voting interests in Parent.

SECTION 2.  Representations and Warranties of the Company and Parent.

(a)          The Company hereby represents and warrants to each Stockholder as follows: (i) the Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) the Company has all requisite power and authority to execute and deliver this Agreement (and each Person executing this Agreement on behalf of the Company has full power, authority, and capacity to execute and deliver this Agreement on behalf of the Company and to thereby bind the Company) and to perform its obligations hereunder, (iii) the execution and delivery of this Agreement by the Company, and the performance of the Company of its obligations hereunder, have been duly authorized by all necessary corporate action on the part of the Company, and (iv) this Agreement has been duly executed and delivered by the

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Company and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity.

(b)          Parent hereby represents and warrants to each Stockholder as follows: (i) Parent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) Parent has all requisite power and authority to execute and deliver this Agreement (and each Person executing this Agreement on behalf of Parent has full power, authority, and capacity to execute and deliver this Agreement on behalf of Parent and to thereby bind Parent) and to perform its obligations hereunder, (iii) the execution and delivery of this Agreement by Parent, and the performance of Parent of its obligations hereunder, have been duly authorized by all necessary corporate action on the part of Parent, and (iv) this Agreement has been duly executed and delivered by Parent and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity.

SECTION 3.  Covenants of the Stockholders. Each Stockholder covenants and agrees, severally and not jointly and severally, solely with respect to itself, as follows:

(a)          At any meeting of the stockholders of Parent called to vote upon the Parent Common Stock Reorganization, the Parent Common Stock Exchange and the Merger Consideration Issuance, or at any postponement or adjournment thereof permitted by the Merger Agreement, such Stockholder shall (i) appear at such meeting or otherwise cause its Subject Shares to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted) all of such Stockholder’s Subject Shares in favor of the Parent Common Stock Reorganization, the Parent Common Stock Exchange and the Merger Consideration Issuance; provided that, in each case, the Merger Agreement shall not have been materially amended, and no material provision thereunder shall have been waived by Parent, in any manner that (i) increases the amount of, or changes the form or allocation of, the Merger Consideration (as defined in the Merger Agreement) payable under the Merger Agreement, (ii) amends the conditions precedent set forth in Article VI of the Merger Agreement, or adds new conditions or modifies any existing conditions to the consummation of the Merger, the Parent Common Stock Reorganization or the Parent Common Stock Exchange, (iii) amends Exhibits A-1, A-2, A-3, A-4 or A-5 to the Merger Agreement, (iv) amends the definition of “Company Material Adverse Effect” or “Parent Material Adverse Effect” set forth in the Merger Agreement, (v) amends any provision of the Merger Agreement in any other material manner, or (vi) in each case has the effect of any of the foregoing (any such amendment or waiver described in clauses (i)-(vi), a “Fundamental Merger Amendment”), in each case without the prior written consent of such Stockholder, and no Fundamental Exchange Amendment shall have occurred.

(b)          At any meeting of the stockholders of Parent called to vote upon the Exchange Stock Issuance, or at any postponement or adjournment thereof, as permitted by the Exchange Agreement, such Stockholder shall (i) appear at such meeting or otherwise cause its

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Subject Shares to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted) all of such Stockholder’s Subject Shares in favor of the Exchange Stock Issuance and each of the other transactions contemplated by the Exchange Agreement, provided, that in each case, the Exchange Agreement shall not have been amended, and no provision thereunder shall have been waived by Parent, in any manner that (i) increases the amount of, or changes the form or allocation of, the Lionsgate Exchange Consideration or the Lionsgate Alternate Cash Consideration (as such terms are defined in the Exchange Agreement) payable under the Exchange Agreement, (ii) amends the conditions precedent set forth in Article V of the Exchange Agreement, or adds new conditions or modifies any existing conditions to the consummation of the Exchange, (iii) amends any provision of the Exchange Agreement in any other material manner or (iv) in each case has the effect of any of the foregoing (any such amendment or waiver described in clauses (i)-(iv), a “Fundamental Exchange Amendment”), in each case without the prior written consent of such Stockholder, and no Fundamental Merger Amendment shall have occurred.

(c)          At any meeting of the stockholders of Parent or at any postponement or adjournment thereof or in any other circumstances upon which a vote, adoption or other approval of Parent’s stockholders is sought, such Stockholder shall vote (or cause to be voted) all of such Stockholder’s Subject Shares against each of the following: (i) any Alternative Parent Transaction Proposal or any agreement relating thereto and (ii) any amendment of the Articles of Parent (other than pursuant the Merger Agreement) or any other proposal, action, agreement or transaction, which, in the case of this clause (ii), would reasonably be expected to (A) result in a breach of any covenant, agreement, obligation, representation or warranty of Parent contained in the Merger Agreement (provided that the Company has advised the Stockholder of such asserted breach in writing at least three Business Days prior to the applicable vote) or of such Stockholder contained in this Agreement, (B) prevent, impede, interfere with, delay, discourage or adversely affect the consummation of the transactions contemplated by the Merger Agreement, or (C) change in any manner (other than as contemplated by the Parent Common Stock Reorganization, the Parent Common Stock Exchange and the Merger Consideration Issuance) the voting rights of the Parent Common Stock (the matters described in clauses (i) and (ii), collectively, the “Vote-Down Matters”). For the avoidance of doubt, nothing in this Agreement shall be deemed to prohibit such Stockholder from voting any Subject Shares (x) in a manner required by the Standstill Agreement or (y) in favor of any vote, adoption of other approval permitting such Stockholder and/or its Affiliates to participate in any equity or debt financing of Parent.

(d)          Such Stockholder shall not, nor shall it authorize or permit any of its Controlled Affiliates (as defined below) or its and their directors, officers or employees to, directly or indirectly, (i) solicit, initiate or knowingly facilitate (including by way of furnishing information), induce or knowingly encourage any inquiries or the making of any proposal or offer (including any proposal or offer to the Parent Stockholders) that constitutes or would reasonably be expected to lead to an Alternative Parent Transaction Proposal, or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or cooperate in any way that would otherwise reasonably be expected to lead to, any Alternative Parent Transaction Proposal. Such Stockholder shall, and shall cause its Controlled Affiliates and its and their directors, officers and employees to, immediately cease and cause to be terminated any and all existing activities, discussions or negotiations with any Person with respect to any Alternative Parent Transaction Proposal. Such Stockholder shall

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use commercially reasonable efforts to cause the financial advisors, legal counsel and other representatives of such Stockholder and its Controlled Affiliates to comply with this Section 3(d).

(e)          Until March 27, 2017, such Stockholder shall not, and shall not commit or agree to, directly or indirectly, (i) sell, transfer, pledge, encumber, exchange, assign, tender or otherwise dispose of (collectively, “Transfer”), or consent to or permit any Transfer of, any Subject Shares (or any interest therein) or any rights to acquire any securities or equity interests of Parent, or enter into any Contract, option, call or other arrangement with respect to the Transfer (including any profit-sharing or other derivative arrangement) of any Subject Shares (or any interest therein) or any rights to acquire any securities or equity interests of Parent, to any Person, unless in each case prior to any such Transfer (or execution of any such Contract or other arrangement) the proposed transferee of such Stockholder’s Subject Shares or rights agrees in writing to be bound to the transferring Stockholder’s obligations hereunder with respect to the applicable Subject Shares or rights, (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any Subject Shares or rights to acquire any securities or equity interests of Parent, other than this Agreement or (iii) take any other action that would reasonably be expected to prevent or materially impair or delay the performance by such Stockholder of its obligations hereunder. Nothing in this Agreement shall be deemed to prohibit the Subject Shares from being subject to customary liens resulting from the Subject Shares being held in brokerage or custodial accounts. Notwithstanding the foregoing, “Transfer” shall exclude, however, with respect to any Subject Shares, the entry into or performance of any Hedging Transaction or Financing Transaction in respect of such Subject Shares and any payment or settlement thereunder (including, following the first anniversary of November 10, 2015, physical settlement) the granting of any lien, pledge, security interest, or other encumbrance in or on such Subject Shares to a Hedging Counterparty or Financing Counterparty in connection with any Hedging Transaction or Financing Transaction, the rehypothecation of any Subject Shares by the Hedging Counterparty or Financing Counterparty in connection with a Hedging Transaction or Financing Transaction, and any transfer to, by or at the request of such Hedging Counterparty or Financing Counterparty in connection with an exercise of remedies by the Hedging Counterparty or Financing Counterparty under such Hedging Transaction or Financing Transaction (but, for the avoidance of doubt, “Transfer” shall include any delivery of Subject Shares in respect of the settlement, termination or cancellation of a Hedging Transaction or Financing Transaction occurring prior to the first anniversary of November 10, 2015 other than in connection with the exercise of remedies by a Hedging Counterparty or Financing Counterparty).

(f)          Such Stockholder hereby agrees that, in the event (i) of any stock or extraordinary dividend or other distribution, stock split, reverse stock split, recapitalization, reclassification, reorganization, combination or other like change of or affecting the Subject Shares (including the Parent Common Stock Reorganization and the Parent Common Stock Exchange) or (ii) that such Stockholder acquires the right to vote, or direct the voting of, any shares of capital stock of Parent, in each case after the execution of this Agreement (including by conversion, operation of Law or otherwise) (collectively, the “New Shares”), such New Shares shall constitute Subject Shares and be subject to the applicable terms of this Agreement, including all covenants, agreements, obligations, representations and warranties set forth herein. This Agreement and the obligations hereunder shall be binding upon any Person to which record or beneficial ownership of such Stockholder’s Subject Shares shall pass, whether by operation of Law or

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otherwise, including to the extent applicable, such Stockholder’s heirs, guardians, administrators or successors.

(g)          Notwithstanding anything to the contrary contained herein, such Stockholder is entering into this Agreement solely in its capacity as owner of such Stockholder’s Subject Shares, and nothing herein is intended to or shall limit, affect or restrict any director or officer of Parent (including any appointee or representative of Parent or any of its Affiliates to the board of directors of Parent) in his or her capacity as a director or officer of Parent or any of its Subsidiaries (including voting on matters put to such board or any committee thereof, influencing officers, employees, agents, management or the other directors of Parent or any of its Subsidiaries and taking any action or making any statement at any meeting of such board or any committee thereof) or in the exercise of his or her fiduciary duties as a director or officer of Parent or any of its Subsidiaries.

(h)          For the avoidance of doubt, other than with respect to the Merger Consideration Issuance or the Exchange Stock Issuance, nothing in this Agreement shall be deemed to require such Stockholder to vote in favor of, or to prohibit such Stockholder from taking any action that adversely affects, any issuance of securities by Parent or any of its Subsidiaries (including any equity financing in furtherance of the transactions contemplated by the Merger Agreement), including in connection with any proposal combined with any proposal to approve the Merger Consideration Issuance or the Exchange Stock Issuance.

(i)          At any meeting of the stockholders of Parent called to vote upon the Stockholder Approval (as defined in the Investor Rights Agreement, dated as of November 10, 2015 and amended as of the date hereof, by and among MHR Fund Management, LLC and certain of its affiliated funds, Liberty Global Incorporated Limited, Discovery Lightning Investments Ltd., Parent, Liberty Global plc and Discovery Communications, Inc.), or at any postponement or adjournment thereof, such Stockholder shall (i) appear at such meeting or otherwise cause its Subject Shares to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted) all of such Stockholder’s Subject Shares in favor of the Stockholder Approval, provided, that in each case, the definition of “Stockholder Approval” shall not have been amended in any manner without the prior written consent of the Stockholders (which shall not be unreasonably withheld, conditioned or delayed).

SECTION 4.  Grant of Irrevocable Proxy; Appointment of Proxy and Attorney-in-Fact. (a)  Each Stockholder hereby irrevocably grants to, and appoints, the Company and any other individual designated in writing by the Company, and each of them individually, such Stockholder’s proxy and attorney-in-fact (with full power of substitution and re-substitution and coupled with an interest), for and in the name, place and stead of such Stockholder, to vote all of such Stockholder’s Subject Shares at any meeting of stockholders of Parent (including any Parent Stockholders Meeting) or any adjournment or postponement thereof, (i) in favor of the Parent Common Stock Reorganization, the Parent Common Stock Exchange, the Merger Consideration Issuance and each of the other transactions contemplated by the Merger Agreement (including the Parent Stockholder Approvals) in accordance with the terms of Section 3(a) of this Agreement, (ii) in favor of the Exchange Stock Issuance in accordance with the terms of Section 3(b) of this Agreement, (iii) against any Vote-Down Matter in accordance with the terms of Section 3(c) of this Agreement and (iv) in favor of the Stockholder Approval in accordance with the

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terms of Section 3(i) of this Agreement. The proxy and attorney-in-fact granted in this Section 4 shall expire upon the termination of this Agreement.

(b)          Each Stockholder represents that any proxies heretofore given in respect of such Stockholder’s Subject Shares are not irrevocable, and that all such proxies are hereby revoked.

(c)          Each Stockholder hereby affirms that the irrevocable proxy and attorney-in-fact set forth in this Section 4 is given in connection with the Company entering into the Merger Agreement and that such irrevocable proxy and attorney-in-fact is given to secure the performance of the duties of such Stockholder under this Agreement. Such Stockholder hereby further affirms that the irrevocable proxy and attorney-in-fact is coupled with an interest and may under no circumstances be revoked. Such Stockholder hereby ratifies and confirms all that such irrevocable proxy and attorney-in-fact may lawfully do or cause to be done by virtue of the authority granted pursuant to this Agreement. Each such irrevocable proxy and attorney-in-fact is executed and intended to be irrevocable with the same effect as under the provisions of Section 212(e) of the DGCL.

SECTION 5.  Further Assurances. Each Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Company may reasonably request for the purpose of effectuating the matters covered by this Agreement.

SECTION 6.  Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by any of the parties hereto without the prior written consent of the other parties. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

SECTION 7.  Termination. This Agreement shall (i) with respect to Section 3, other than Sections 3(b), 3(e), 3(f), 3(g), 3(h) and 3(i), terminate upon the earliest of (a) immediately following Parent Stockholders’ Meeting duly convened and at which the Parent Stockholder Approvals have been voted on by the stockholders of Parent (including, if adjourned in accordance with the Merger Agreement, immediately following the final adjournment thereof), (b) immediately following the meeting of the stockholders of Parent called to vote upon the Exchange Stock Issuance and at which such matters have been voted on by the stockholders of Parent (including, if adjourned in accordance with the Merger Agreement, immediately following the final adjournment thereof), (c) the termination of the Merger Agreement in accordance with its terms (the “Merger Agreement Termination”), and (d) the entry into any Fundamental Merger Amendment or Fundamental Exchange Amendment, without the prior written consent of the Stockholders, (ii) as to Section 3(b), terminate upon the earlier of (a) the termination of the Exchange Agreement in accordance with its terms, (b) immediately following the consummation of the Merger and (c) immediately following the meeting of the stockholders of Parent called to vote upon the Exchange Stock Issuance, and at which such matters have been voted on by the stockholders of Parent (including, if adjourned in accordance with the Exchange Agreement or the Merger Agreement, immediately following the final adjournment thereof), (iii) as to Section

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3(i), terminate upon the earlier of (a) the receipt of the Stockholder Approval and (b) immediately following the meeting of the stockholders of Parent called to vote upon the Stockholder Approval, and at which such matter has been voted on by the stockholders of Parent (including, if adjourned, immediately following the final adjournment thereof) and (iv) terminate in full upon the later of the terminations described in clauses (i), (ii) and (iii); provided that, in each case, Sections 6 and Sections 7 through 9 shall survive any such termination. Notwithstanding the foregoing, the Company shall cease to have any rights hereunder from and after the earlier of (x) the Merger Agreement Termination and (y) the completion of the events described in Section 7(i)(a) hereof.

SECTION 8.   Parent Undertaking. In consideration of each Stockholder’s willingness to execute this Agreement, Parent hereby agrees with each of the Stockholder, that Parent will take all such steps as may be necessary or desirable (to the extent permitted under applicable Law) to exempt from Section 16(a) and Section 16(b) of the Exchange Act any acquisitions or dispositions of Company securities or rights related thereto by such Stockholders in connection with the Parent Common Stock Reorganization, the Parent Common Stock Exchange and any issuance of Company Securities contemplated by the Merger Agreement or the Exchange Agreement.

SECTION 9.  General Provisions. (a)  Amendments. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties in interest at the time of the amendment.

(b)          Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given (a) on the date of delivery if delivered personally or sent via facsimile (with confirmed transmission) prior to 5:00 p.m., local time, in the place of receipt (and otherwise on the next Business Day) or (b) on the first Business Day following the date of dispatch if sent by a nationally recognized overnight courier (providing proof of delivery), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice); provided, that should any such delivery be made by facsimile, the sender shall also send a copy of the information so delivered on or before the next Business Day by a nationally recognized overnight courier:

if to the Company:

Starz

8900 Liberty Circle

Englewood, Colorado 80112

Attention: David Weil

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with a copy to (which shall not constitute notice):

Baker Botts L.L.P.

30 Rockefeller Plaza

New York, NY 10112

Facsimile: 212 408-2501

Attention: Renee L. Wilm

if to Parent:

Lions Gate Entertainment Corp.

2700 Colorado Avenue

Santa Monica, CA 90404

Facsimile:	310-496-1359
Attention:	Wayne Levin

with a copy to (which shall not constitute notice):

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Facsimile:	212 403-2000
Attention:	David E. Shapiro
Gordon S. Moodie

if to a Stockholder: at the address of such stockholder set forth on Schedule A with a copy to (which shall not constitute notice):

Sherman & Howard L.L.C.

633 17th Street, Suite 3000

Denver, CO 80202

Facsimile:	(303) 298-0940
Attention:	Steven D. Miller

(c)          Interpretation. When a reference is made in this Agreement to a paragraph, a Section or a Schedule, such reference shall be to a paragraph of, a Section of or a Schedule to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument or Law defined or referred to

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herein means such agreement, instrument or Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated. References to a Person are also to its permitted successors and assigns. Each of the parties hereto has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of authorship of any of the provisions of this Agreement. For purposes of this Agreement, “Controlled Affiliate” means, with respect to any Person, another Person that, directly or indirectly, through one or more intermediaries, is controlled by such first Person, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(d)          Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. The exchange of copies of this Agreement and of signature pages by facsimile or e-mail shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or e-mail shall be deemed to be their original signatures for all purposes.

(e)          Entire Agreement; No Third-Party Beneficiaries. This Agreement (i) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and no party is relying on any other oral or written representation, agreement or understanding and no party makes any express or implied representation or warranty in connection with the transactions contemplated by this Agreement other than as set forth in this Agreement and (ii) is not intended to confer upon any Person other than the parties any rights or remedies.

(f)          Governing Law; Consent to Jurisdiction; Venue.

(i)          This Agreement and all disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement or the transactions contemplated hereby, shall be governed by and construed in accordance with the laws of the State of New York without regard to its rules of conflict of laws.

(ii)         The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that

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it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9(b) shall be deemed effective service of process on such party.

(g)          Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, insofar as the foregoing can be accomplished without materially affecting the economic benefits anticipated by the parties to this Agreement. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

(h)          Specific Performance. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at Law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

(i)          Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(j)          Hedging Transactions and Financing Transactions.

(i)          No provision of this Agreement shall be binding on any Person solely because such Person is:

(1)	a Hedging Counterparty;

(2)	a holder of Subject Shares as a result of the rehypothecation of Subject Shares by a Hedging Counterparty or Financing Counterparty; or

(3)	a transferee of Subject Shares pursuant to settlement under, or pursuant to default rights or the exercise of remedies by a Hedging Counterparty or Financing Counterparty in connection with, any Hedging Transaction or Financing Transaction.

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(ii)         No provision of this Agreement shall prohibit any Person from entering into, performing or settling Hedging Transactions or Financing Transactions in relation to any Subject Shares, or granting liens and other security interests in connection therewith, from exercising remedies thereunder, or from permitting a Hedging Counterparty or Financing Party to rehypothecate Subject Shares in connection with a Hedging Transaction or Financing Transaction nor shall any of the foregoing described in this Section 9(j) be deemed, in and of itself, a violation of this Agreement.

(iii)        As used in this Agreement, the terms Hedging Transaction, Financing Transaction, Hedging Counterparty and Financing Counterparty shall each have the meaning assigned to such term in the Standstill Agreement.

(iv)        Notwithstanding anything to the contrary in this Agreement, this Agreement is subject in all respects to any Hedging Transaction or Financing Transaction and any pledge, security, custody, or other agreement entered into in connection therewith.

[Remainder of page left intentionally blank]

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IN WITNESS WHEREOF, each party has caused this Agreement to be signed by its representative thereunto duly authorized as of the date first written above.

STARZ

By:	/s/ Christopher P. Albrecht
Name:	Christopher P. Albrecht
Title:	Chief Executive Officer

[Company Signature Page to Voting Agreement]

LIONSGATE ENTERTAINMENT CORP.

By:	/s/ Wayne Levin
Name:	Wayne Levin
Title:	General Counsel and Chief Strategic Officer

[Parent Signature Page to Voting Agreement]

THE MALONE FAMILY LAND
PRESERVATION FOUNDATION

By:	/s/ John C. Malone
Name:	John C. Malone
Title:

[Stockholder Signature Page to Voting Agreement]

THE MALONE FAMILY FOUNDATION

By:	/s/ John C. Malone
Name:	John C. Malone
Title:

[Stockholder Signature Page to Voting Agreement]

THE JOHN C. MALONE JUNE 2003
CHARITABLE REMAINDER UNITRUST

By:	/s/ John C. Malone
Name:	John C. Malone
Title:

MALONE STARZ 2015 CHARITABLE
REMAINDER UNITRUST

By:	/s/ John C. Malone
Name:	John C. Malone
Title:

[Stockholder Signature Page to Voting Agreement]

Schedule A

Original Shares

The Malone Family Land Preservation Foundation 12300 Liberty Blvd., 2nd Floor Englewood, CO 80112	250,000 shares

The Malone Family Foundation 12300 Liberty Blvd., 2nd Floor Englewood, CO 80112	306,500 shares

The John C. Malone June 2003 Charitable Remainder Unitrust 12300 Liberty Blvd., 2nd Floor Englewood, CO 80112	539,657 shares

Malone Starz 2015 Charitable Remainder Unitrust 12300 Liberty Blvd., 2nd Floor Englewood, CO 80112	3,871,538 shares